SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

SPHERE OF LANGUAGE
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: 0

(5)	Total fee paid: 0

[ ]	Fee paid previously with Preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule

0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:

Date Filed: March 14, 2006

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

SPHERE OF LANGUAGE

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule

0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid: Not Applicable

(2)

Form, Schedule or Registration Statement No.:  Not Applicable

(3)

Filing Party:  Not Applicable

(4)

Date Filed:  Not Applicable

DEFINITIVE INFORMATION STATEMENT

SPHERE OF LANGUAGE

1530- 9 Avenue S.E.

 Calgary, Alberta, T2G 0T7

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SPHERE OF LANGUAGE

a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of Sphere of Language (the “Corporation”).  Such meeting to be held at 1530 - 9 Avenue S.E., Calgary, Alberta on Tuesday, April 4, 2006 at the hour of 10:00 o’clock in the morning, Mountain Standard Time, for the following purposes:

1.

to elect the  Members of the Board of Directors for the ensuing year;

2.

to approve the appointment of  the firm of Amisano Hanson as independent auditors for the fiscal year  2006;

Only shareholders of record as of the close of business on the 10th day of March, 2006 will be entitled to vote at this Meeting.  This Information Statement was first sent to the Corporation’s shareholders on March 14, 2006.

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation by telephone at (403) 693-8000 or e-mail to ifisher@isgsecurities.com and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

DATED AND MAILED at Calgary, Alberta this 14th day of March, 2006.

BY ORDER OF THE BOARD OF DIRECTORS OF

SPHERE OF LANGUAGE

/s/ Ron Bruce

Ron Bruce

President

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 4, 2006

This Information Statement is being first mailed on March 14, 2006, to the shareholders of Sphere of Language, a Nevada corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 o’clock in the morning, Mountain Standard Time on April 4, 2006, at the Corporations’s principal executive offices at 1530 – Avenue S.E.,  Calgary, Alberta, or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon (i) to elect the Members of the Board of Directors for the ensuing year; and (ii) to approve the appointment of the firm of Amisano Hanson as independent auditors for the fiscal year ending August 31, 2006.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on March 10, 2006 (the “Record Date”), at which time the Corporation had issued and outstanding 3,670,000 shares of Common stock, $0.001 par value (“Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 10, 2006, regarding the beneficial ownership of the Corporation’s Common Stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, by each of the Corporation’s officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of Common Stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of Common Stock are issued.

TITLE OF CLASS	BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Common	Tetyana Baturova Director 205, 523 Gatensbury Street Coquitlam, B.C. V3J 5E8	1,000,000	27.24%

Common	Ron Bruce Director, President 15890 – 108 Avenue Surrey, B.C. V4N 1L5	600,000	16.35%

Common	Bruce Bicknell Director, Secretary/Treasurer 102B, 11831 – 80 Avenue North Delta, B.C., V4C 7X6	600,000	16.35%

Common	Wai Man Kong Director #13, 8300 Jones Road Richmond, B.C., V5Y 1C6	600,000	16.35%

Common	Abdul Mitha Vice President Finance 436 35th Avenue N.W. Calgary, Alberta T2K0C1	230,838	6.29%
	Officers and Directors as a group	3,080,838	82.58%

(1) Based on total issued and outstanding shares of 3,670,000 as of March 10, 2006.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at four.  Thus, there are four directors to be elected for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2006 or until their successors have been elected and qualified.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

Mr. Ron Bruce, Mr. Bruce Bicknell, Ms. Tetyana Baturova and Mr. Wai Man (Mofee) Kong have each served as Directors of the Corporation during 2003 to the date of this Information Statement. The information relating to each of these current directors and officers is listed below.

 The nominees are as follows:

Name

Age

Position Held

Ron Bruce

 54

Director

Bruce Bicknell

 48

Director

Tetyana Baturova

 51

Director

Sandra Nunn

 45

Nominee

The nominees respective biographical and business experience is set forth below.

Ron Bruce, President, Member of the Board of Directors

Mr. Ron Bruce served as Sphere’s President and a member of Sphere’s Board of Directors since November 21, 2003.  The term of his office is for one year and is renewable on an annual basis.

Mr. Bruce has worked as a sales and marketing professional for more than ten years, with practical experience in and an understanding of a diverse array of businesses and business applications, including marketing analysis, sales, product development and manufacturing processes.

Since April, 2004, Mr. Bruce has been working in sales for BC Logic, a computer consulting company located in Surrey, B.C. which is a certified retail service partner with Microsoft, as an executive sales person.

Prior to that, Mr. Bruce was self employed with a contract from November 2003 until April 2004 in executive sales and marketing for Productivity Standards Institute, a company located in Langley, British Columbia that creates educational and institutional software. He was responsible for the business development of a data base system that is used to design, develop and deliver training modules for companies requiring a training structure for their human resources departments.

From June of 2000 to October, 2003, Mr. Bruce was an independent sales associate and marketing contractor for Infinity Squared Technologies Inc. located in Burnaby, British Columbia, which is a software development firm specializing in print management and accounting. Mr. Bruce was involved in customer solicitation, on local, national, and international levels, participated in strategies for attracting customers in various vertical markets such as engineering, education, real estate, and investigated alliances for cooperative sales and investment.

Mr. Bruce is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Bruce Bicknell, Secretary-Treasurer, Member of the Board of Directors

Mr. Bicknell has served as Sphere’s Secretary and Treasurer and a member of the Board of Directors since November 21, 2003. The term of his office is for one year and is renewable on an annual basis.

Since April, 2004,  Mr. Bicknell has worked as a sales manager for Champion QX of Abbotsford, British Columbia. Champion QX is a distributor of metal treatment products to clients located in Western Canada.

From September, 2002 through June, 2004, Mr. Bicknell was a full-time student.  In June, 2004, he graduated with a Diploma in technical writing from Douglas College in New Westminster, British Columbia.

From June 2001 through August 2002, Mr. Bicknell spent considerable time convalescing due to recurring effects of personal injuries sustained from an automobile accident.

From July 2000 through May 2001, Mr. Bicknell took a position as branch manager with Work Center, a job placement agency for blue-collar workers, in Coquitlam, British Columbia. As the office manager and placement supervisor, he liaised with the blue collar work force finding employment positions for individual workers in the construction industry.

Mr. Bicknell is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Tetyana Baturova, Member of the Board of Directors

Ms. Tetyana Baturova served as a member of the Board of Directors since Sphere’s inception on October 30, 2003.  The term of her office is for one year and is renewable on an annual basis.  Ms. Tetyana also served as President and Secretary/Treasurer from inception until November 21, 2003.

Ms. Baturova has over 20 years experience in software development which includes: full life cycle systems design, analysis and programming. Her employment responsibilities have included system analysis, applications detailed design methodologies, and system documentation. She has experience in developing software for automated control systems used for the control of flows of oil and gas at petroleum refineries.

Ms. Baturova was born in Kiev, Ukraine in 1953 and immigrated to Canada in January 2000. From January 2000 through December 2001, she accepted a position with Virtual Voice Inc. as software developer, located in Vancouver, British Columbia, where she developed telephony application with computer telephony access environment and services providing functions for establishing and maintaining network connections, determining call status, playing and recording voice messages. With her expertise, she developed transaction management systems for telemarketing.

While working at Virtual Voice Inc., Ms. Baturova determined that she needed additional training and in September 2001 enrolled at the British Columbia Institute of Technology in Burnaby, British Columbia where she is studying multimedia software development.  While studying there, she worked for Petro Canada, a national auto fuel supplier in Vancouver, British Columbia, from February 2002 to August 2002 in sales and customer service.

Ms. Baturova has a degree in Automation Systems, Management and Computer Science in Technical Systems and a Masters Degree in Mechanical Systems Engineering Technology, each from the Kiev Polytechnic Institute, in Kiev, Ukraine. Ms. Baturova also earned certificates at the Moscow Institute of Advanced Training and Ministry of Instrumentation, in Kiev, Ukraine, in 1987 in Application and Programming of Microsystems and Computer Science and Automated Systems of Control as well as certificates from the Scientific Research Training Center, in Kiev, Ukraine in 1998 and 1999 in Internet Application Development / Web Designer and Windows NT Network Administrator. Ms. Baturova also earned a certificate in Microsoft C/C++ in 1999 in the Education Center in Kiev, Ukraine and a certificate in Multimedia Software Development using Java Technology from the British Columbia Institute of Technology in Vancouver, British Columbia.

Ms. Baturova is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Abdul Mitha, Vice President Finance

Mr. Abdul Mitha has served as the Issuer’s Vice President Finance since July 30, 2005.

Mr. Mitha has over twenty-five years of domestic and international experience in the management of ongoing and start-up public and private companies. Mr. Mitha has provided consulting and advisory services to various start-up businesses in Canada including Findex Resources, Inc., Meritworld.Com Inc., and E-Com Interactive, Inc.

Mr. Mitha practiced law at the English Bar from 1972 - 1977 when he emigrated to Canada. Since 1977, Mr. Mitha has been an entrepreneur in business and real estate investments. Mr. Mitha received his MA in Comparative Law from Brunel University, Middlesex, England and is a Barrister-at-Law with the English Bar. Mr. Mitha was a member of the British Institute of Management from 1973 to 1978 and a member of the Institute of Arbitrators (England) from 1972 to 1978.

Mr. Mitha is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Sandra Nunn, Nominee for Director:

Ms. Sandra Nunn is a nominee who has not previously served on the Board of Directors or as an officer of the Corporation.

Ms. Nunn has over 19 years of combined experience in U.S. Government Federal Law Enforcement, the Fortune 500 computer industry, Labor Relations. From December 2004 to present, she has been the managing partner of Global Funding Partners LLC of Las Vegas, Nevada, where she supervises and manages investors and clients regarding major commercial funding projects ranging from $100k to over $1B both domestically and internationally. From August 2004 to November 2004, Ms. Nunn was a project manager for FDP Financial Services of Vista, California, where she supervised and managed key investor loan accounts ranging in value from $100K to over $5B.  From February 2002 to present, she has been the President and National Security Consultant of SIG International of Whitley City, Kentucky, which is a newly-established consulting business formed to perform national security consulting for private companies and government entities in the U.S. and abroad. From July 2000 to December 2004, she was the President of Mirsan International, of Vista, California, which was a personally-owned web-based marketing company specializing in quality jewelry and accessories from Europe. Ms. Nunn received a Bachelor of Science degree in Electronics Engineering from California Polytechnic State University in 1984 and is presently completing her M.B.A. in Global Management at the University of Phoenix.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year ended August 2005 or prior fiscal years:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form 5/# of transactions
Ron Bruce	President and Member of the Board of Directors	1/1	N/A	N/A
Bruce Bicknell	Secretary Treasurer and Member of the Board of Directors	1/1	N/A	N/A
Tetyana Baturova	Member of the Board of Directors	1/1	N/A	N/A
Wai Man Kong	Member of the Board of Directors	1/1	N/A	N/A
Abdul Mitha	Vice President Finance	1/1	N/A	N/A

MEETINGS AND COMMITTES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act  on matters requiring Board approval.  All matters that require Board approval are acted on either by unanimous written consent of the Board or by a majority at Board meetings.  The Board of Directors did not meet but acted by unanimous written consent 10 times during 2005.

Presently the Board of Directors is performing the duties that would normally be performed by an audit committee.  They intend to form a separate audit committee, and are seeking potential independent directors.  They have initialized discussions with experienced business people and plan to appoint an individual qualified as an audit committee financial expert.

The Corporation does not have a compensation or nominating committee.  The functions customarily attributable to those committees are performed by the Board of Directors as a whole.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Executive Officers have not received any compensation since the date of incorporation of our Company, and we did not accrue any compensation.  There are no securities authorized for issuance under any equity compensation plan, or any options, warrants, or rights to purchase our common stock.

Currently, the Company does not offer any annuity, pension or retirement benefits to be paid to any of the officers, directors or employees, in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

The Company does not have written employment agreements with any of the key employees.  The Company currently does not have any stock option plan or any outstnaidng stock options of any sort nor has it ever granted any options.

The Company does not compensate the directors for their time spent on behalf of our company, but the directors are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at the Board of Directors meetings.

APPOINTMENT OF INDEPENDENT AUDITORS

Our board has approved the appointment of Amisano Hanson, as our independent auditors for our 2006 fiscal year.  The Board approved the appointment of Amisano Hanson on March 8, 2006.  We do not expect a representative of Amisano Hanson to attend the annual meeting.  Amisano Hanson have been our auditors since incorporation.

Summarized below is the aggregate amount of professional fees billed by Amisano Hanson with respect to fiscal 2005:

Audit Fees:	$6,575
Financial information systems design and implementation fees:	$0
All other fees	$4,100(1)
Total	$10,675

(1)  These fees are for reviews of our financial statements included in our Quarterly Reports on Form 10-QSB during the fiscal year 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions disclosed below, the Company has not entered into any transactions in which any of our directors, executive officers, or affiliates of the Company, including any member of an immediate family, had or is to have a direct or indirect material interest.

Ms. Tetyana Baturova  purchased 1,000,000 common shares on October 30, 2003 for $1,000.

Mr. Ron Bruce, Mr. Bruce Bicknell and Mr. Wai Man Kong, each purchased 600,000 respectively on November 21, 2003 and each paid $6,000 for their shares.

Mr. Abdul Mitha purchased a total of 280,838 shares on August 30, 2005 and paid $28,083.80 for his shares.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect four members of the Board of Directors for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2007.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on March 10, 2006.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.  If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement or Information Statement for the 2007 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than December 3, 2006.  Any shareholder proposal submitted outside the process described above is considered untimely, if provided after January 28, 2007. Such proposals should be directed to Sphere of Language 1530- 9 Avenue S.E., Calgary, Alberta T2G 0T7 to the Attention of:  Mr. Abdul Mitha.

By order of the Board of Directors

/s/ Ron Bruce

Ron Bruce

President